Exhibit 10.34

AGREEMENT

This AGREEMENT (“Agreement”) is entered into as of January 1, 2010 (“Effective Date”), by and between the following (each a “Party” and together the “Parties”):

1)
Shanghai Quo Advertising Co., Ltd (“Quo Advertising”), a limited liability company existing under the laws of the People’s Republic of China; with its registered office at Room 328, Block 2, 55 Qingyun Road, Shanghai, People’s Republic of China;

2)
Linkrich Enterprise Advertising and Investment Limited (“Linkrich Enterprise”), a company incorporated in the Hong Kong Special Administrative Region, the address of which is Suite 3908, Shell Tower, Times Square, Causeway Bay, Hong Kong;

3)	Mr. Hao Da Yong and Ms. Shen Xiao Zhou (“the Transferors”), each a citizen of the People’s Republic of China; (ID: 13262919720119041x; 110101197605141025)

4)	Ms. Kang Qian and Ms. Ying Zhen Zhen (“the Transferees”), each a citizen of the People’s Republic of China.(ID: 330719198205296345; 310107198803053448)

WHEREAS, Mr. Hao Da Yong, Ms. Shen Xiao Zhou, Ms. Kang Qian and Ms. Ying Zhen Zhen have entered into Stock Transfer Agreement on January 1, 2010, under which 100% equity interest of Quo Advertising has been transferred from Mr. Hao Da Yong and Ms. Shen Xiao Zhou to Ms Kang Qian and Ms. Ying Zhen Zhen.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, and through friendly consultation, under the principle of equality and mutual benefits, the Parties agree as follows:

1.	Arrangement for all the rights and obligations incurred by Quo Advertising as of December 31, 2009 or before

1.1           Accounts Receivable

Quo Advertising agreed to assign all its Accounts Receivable as of December 31, 2009 to Linkrich Enterprise or any entity designated by Linkrich Enterprise (“assignee”) on January 1, 2010, and to notify the relevant customers to make remittance directly to the bank account of Linkrich Enterprise or its assignee. In the event that Quo Advertising receives any relevant payment directly, Quo Advertising and Linkrich Enterprise shall clear such balance according to Clause 1.9 – Settlement of Accounts as stated in this Agreement.

1.2           Other Receivable

Quo Advertising agreed to assign all its Other Receivable as of December 31, 2009 to Linkrich Enterprise or its assignee on January 1, 2010, and to notify the relevant customers to make remittance directly to the bank account of Linkrich Enterprise or its assignee. In the event that Quo Advertising receives any relevant payment directly, Quo Advertising and Linkrich Enterprise shall clear such balance according to Clause 1.9 – Settlement of Accounts as stated in this Agreement.

1.3           Fixed Assets

a)            Quo Advertising agreed to transfer all its Fixed Assets as of December 31, 2009 to Linkrich Enterprise or its assignee on January 1, 2010. The transfer price will be determined based on the net book value of the fixed assets as recorded in the accounting book of Quo Advertising as of December 31, 2009.

b)            Quo Advertising shall, through the PRC Tax Bureau, issue an invoice for the transfer of fixed assets to Linkrich Enterprise or its assignee within one month after this Agreement is executed. Linkrich Enterprise or its assignee shall bear the relevant taxes incurred.

1.4           Liabilities

Quo Advertising agreed to assign all its Accrued Expenses and Other non-related Liabilities as of December 31, 2009 to Linkrich Enterprise or its assignee on January 1, 2010. Linkrich Enterprise or its assignee shall directly settle the relevant liabilities with creditors. In the event that Quo Advertising makes any relevant payment directly to creditors, Quo Advertising and Linkrich Enterprise shall clear such balance according to Clause 1.9 – Settlement of Accounts as stated in this Agreement.

1.5           Lease Agreement

a)            Quo Advertising shall assist Linkrich Enterprise or its assignee to negotiate with relevant lessors on transferring its lease agreement existed as of December 31, 2009 to Linkrich Enterprise or its assignee. Quo Advertising also agreed to assign all its relevant lease deposits existed as of December 31, 2009 to Linkrich Enterprise or its assignee on January 1, 2010.

b)            During the period from January 1, 2010 to the date Linkrich Enterprise or its assignee effectively entered into the lease agreement with the relevant lessors, Quo Advertising agreed Linkrich Enterprise or its assignee to use the relevant leased items. However, Linkrich Enterprise or its assignee shall bear the relevant lease expenses.

1.6           Advertising Operating Right Contract

a)             Quo Advertising shall assist Linkrich Enterprise or its assignee to negotiate with the relevant advertising right authorities on transferring its advertising right contracts existed as of December 31, 2009 to Linkrich or its assignee. Quo Advertising also agreed to assign all its prepayments for advertising operating rights to Linkrich Enterprise or its assignee on January 1, 2010.

b)            During the period from January 1, 2010 to the date Linkrich Enterprise or its assignee effectively entered into the advertising operating right contracts with the advertising right authorities, Quo Advertising agreed to designate Linkrich Enterprise or its assignee as a sole advertising agent to operate the relevant advertising projects. However, Linkrich Enterprise or its assignee shall bear the relevant advertising right fees.

1.7           Outstanding Sales Contracts

a)            Quo Advertising agreed to assign all the outstanding sales contracts as of December 31, 2009 to Linkrich Enterprise or its assignee on January 1, 2010. In other words, Linkrich Enterprise or its assignee are entitled to all economic benefits of the revenue that generated from the relevant sales contracts on January 1, 2010 or thereafter. At the same time, Quo Advertising agreed to assist Linkrich Enterprise or its assignee to negotiate with the customers regarding the assignment.

b)            In the event that the customers refused to accept the assignment, Quo Advertising agreed to issue relevant sales invoices to the customers while Linkrich Enterprise or its assignee shall then issue the sales invoice with the same amount to Quo Advertising. Provided that Quo Advertising receives any relevant payment subsequently, Quo Advertising and Linkrich Enterprise shall clear such balance according to Clause 1.9 – Settlement of Accounts as stated in this Agreement.

1.8           Cash and Bank

Quo Advertising agreed to transfer the bank balance and cash balance as of December 31, 2009 to Linkrich Enterprise or its assignee on January 1, 2010. Quo shall remit such balance to the bank account of Linkrich Enterprise or its assignee within one month after this Agreement is executed.

1.9           Settlement of Accounts

Both Quo Advertising and Linkrich Enterprise unanimously reached a consensus that receivables, net of payables from Linkrich Enterprise or its assignee arising from the aforementioned transactions shall be fully offset with Quo’s payable to Lianhe, a fellow subsidiary of Lickrich Enterprise. In the event that Quo Advertising collect receivables or settle the payables subsequently on behalf of Lickrich Enterprise or its assignee, both Quo Advertising and Linkrich Enterprise or its assignee agreed to clear the net balance at each month end. Such net balance shall be directly remitted to/from the bank account of Lickrich Enterprise or its assignee.

2.             Upon execution of this Agreement, any of the parties failed to perform the obligations under this Agreement either wholly or partly shall be deemed as default. The default party shall indemnify other parties from any losses undertaken.

3.             This Agreement is an integral part of the Stock Transfer Agreement and has the same legal force with the Stock Transfer Agreement.

4.             Unless otherwise provided under this Agreement, any amendment or termination to this Agreement shall come into effect only after a written agreement is duly executed by the Parties. In the event that the consensus cannot be reached, this Agreement shall remain effective.

5.             This Agreement is executed by the duly authorized representatives of all Parties in six (6) original copies. Each party will keep one original copy.

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IN WITNESS WHEREOF this Agreement is executed by the parties hereto on the day and year first above written

1)             Shanghai Quo Advertising Co., Ltd

Signature: /s/
Name: Kang Qian
Position: Director and legal representative
Date: January 1, 2010

2)             Linkrich Enterprise Advertising and Investment Limited

Signature: /s/
Name: Earnest Leung
Position: Director
Date: January 1, 2010

3)             Mr. Hao Da Yong and Ms. Shen Xiao Zhou (the name of the Transferors)

Signature: /s/
Date: January 1, 2010

4)             Ms. Kang Qian and Ms. Ying Zhen Zhen (the name of the Transferees)

Signature: /s/
Date: January 1, 2010